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                                                                  Exhibit 23.4


                        CONSENT OF INDEPENDENT AUDITORS

As independent auditors, we hereby consent to the use of our report included in this registration statement dated July 28, 1998 relating to the projected merger with DSC Communications Corporation and to the incorporation by reference in this registration statement of our report dated March 19, 1998 included in Alcatel Alsthom's Form 20-F for the year ended December 31, 1997 and to all reference to our Firm included in this registration statement. It should be noted that we have not audited any financial statements of the company subsequent to December 31, 1997 or performed any audit procedures subsequent to the date of our report.




                                                            Arthur Andersen LLP


Paris, France
July 24, 1998